UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 5, 2004 (Date of earliest event reported)

BLUE MARTINI SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3319751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Campus Drive

San Mateo, California 94403

(Address of principal executive offices)

Telephone Number (650) 356-4000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On March 5, 2004, the Board of Directors (the “Board”) of Blue Martini Software, Inc. (the “Company” or “Blue Martini”) voted to expand the size of the Board from seven to eight and elected Gary A. Wetsel to fill the vacancy created thereby, effective March 5, 2004. Mr. Wetsel will serve until the Company’s 2006 annual meeting of stockholders and until his successor is elected and has qualified, or until his death, resignation of removal. The following is a brief biography of Mr. Wetsel.

Biographical Information

Mr. Wetsel has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corp. since April 2002. From February 2000 to April 2002, Mr. Wetsel served as Vice President and Chief Financial Officer for Zhone Technologies, Inc. From 1998 to February 2000, Mr. Wetsel served as President and Chief Executive Officer of Warpspeed Communication Corp. Before Warpspeed, Mr. Wetsel held senior executive positions with several high-tech companies, including Wyse Technologies, Inc., Borland International, Inc., Octel Communications Corporation, Ungermann-Bass, Inc., and Rolm Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2004

BLUE MARTINI SOFTWARE, INC.
(Registrant)

/s/ Monte Zweben
Monte Zweben
Chairman and Chief Executive Officer

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